ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the Company's previously filed registration Statement File Nos. 33-79942, 33-66980, 33-86230, 333-03865,
333-01874, 333-22943 and 333-45991.


                                             /s/ Arthur Andersen LLP


Phoenix, Arizona,
     May 13, 1998.